SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DONEGAL GROUP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

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(4) Date filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 20, 2006

To the Stockholders of
DONEGAL GROUP INC.:

The annual meeting of stockholders of Donegal Group Inc. will be held at 10:00 a.m., local time, on April 20, 2006, at our offices, 1195 River Road, Marietta, Pennsylvania 17547. At our annual meeting, our stockholders will act on the following matters:

1. Election of three Class B directors, each for a term of three years and until their respective successors have been elected; and

2. Any other matter that properly comes before our annual meeting.

All stockholders of record as of the close of business on February 27, 2006 are entitled to vote at our annual meeting.

Our 2005 Annual Report, which is not part of our proxy soliciting material, is being mailed to stockholders together with this Notice.

It is important that your shares be voted at our annual meeting. Please complete, sign and return the enclosed proxy card in the envelope provided whether or not you expect to attend our annual meeting in person.

By order of our board of directors,

Donald H. Nikolaus,
President and Chief Executive Officer

March 20, 2006
Marietta, Pennsylvania

DONEGAL GROUP INC.

PROXY STATEMENT

This proxy statement contains information relating to the annual meeting of stockholders of Donegal Group Inc. to be held on Thursday, April 20, 2006, beginning at 10:00 a.m., at our offices, 1195 River Road, Marietta, Pennsylvania 17547 and at any adjournment, postponement or continuation of the annual meeting. This proxy statement and the accompanying proxy are first being mailed to stockholders on or about March 20, 2006. Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our” or the “Company” mean Donegal Group Inc. and its insurance subsidiaries, all references to “Donegal Mutual” refer to Donegal Mutual Insurance Company, all references to “Atlantic States” refer to Atlantic States Insurance Company, all references to “Southern” refer to Southern Insurance Company of Virginia, all references to “Le Mars” refer to Le Mars Insurance Company and all references to “Peninsula” refer to the Peninsula Insurance Group.

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ABOUT OUR ANNUAL MEETING

What is the purpose of our annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of three Class B directors. In addition, our management will report on our performance during 2005 and respond to appropriate questions from stockholders.

VOTING

Who is entitled to vote at our annual meeting?

Holders of Class A common stock and Class B common stock of record at the close of business on the record date, February 27, 2006, are entitled to receive notice of and to vote at our annual meeting, and any adjournment, postponement or continuation of our annual meeting.

What are the voting rights of our stockholders?

We have two classes of stock outstanding: Class A common stock and Class B common stock. As of the record date, 14,283,996 shares of Class A common stock were outstanding, each of which is entitled to one-tenth of a vote with respect to each matter to be voted on at our annual meeting, and 4,182,684 shares of Class B common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at our annual meeting. Therefore, the holders of Class A common stock will be entitled to cast a total of 1,428,399 votes and the holders of Class B common stock will be entitled to cast a total of 4,182,684 votes, resulting in a total of 5,611,083 votes entitled to be cast at our annual meeting.

As of the record date, Donegal Mutual owned 5,968,411 shares, or 41.8%, of our outstanding Class A common stock and 2,850,503 shares, or 68.2%, of our outstanding Class B common stock, and therefore will have the right to cast 61.4% of the votes entitled to be cast at our annual meeting. Donegal Mutual has advised us that it will vote its shares for the election of Donald H. Nikolaus, Richard D. Wampler, II and Jon M. Mahan as Class B directors. Therefore, Messrs. Nikolaus, Wampler and Mahan will be elected as Class B directors, irrespective of the votes cast by our stockholders other than Donegal Mutual.

Who can attend our annual meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend our annual meeting. Even if you currently plan to attend our annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend our annual meeting.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at our annual meeting.

What constitutes a quorum?

The presence at our annual meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast by the holders of our Class A common stock and our Class B common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at our annual meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares present at our annual meeting.

How do I vote?

If you or your duly authorized attorney-in-fact complete, properly sign and return the accompanying proxy card to us, it will be voted as you direct. If you are a registered stockholder and attend our annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at our annual meeting will need to obtain a signed proxy from the institution that holds their shares.

May I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be revoked if you attend our annual meeting in person and request that your proxy be revoked, although attendance at our annual meeting by itself will not revoke a previously granted proxy.

How do I vote my 401(k) plan shares?

If you participate in Donegal Mutual’s 401(k) Plan, you may vote the number of shares of Class A common stock and Class B common stock equivalent to the interests in Class A common stock and Class B common stock credited to your 401(k) Plan account as of the record date. You may vote by instructing Putnam Fiduciary Trust Company, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions provided that they are received by April 15, 2006.

If you do not send instructions, the share equivalents credited to your plan account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

You may also revoke previously given voting instructions by April 15, 2006 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What is our board’s recommendation?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of our board of directors. Our board of directors recommends a vote for election of the persons nominated for election as Class B directors (see pages 8 through 12).

What vote is required for the election of directors?

Election of Class B Directors.  The three persons receiving the highest number of “FOR” votes cast by the holders of our Class A common stock and our Class B common stock for election as Class B directors, voting together as a single class, will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although the proxy will be counted for purposes of determining whether a quorum is present. Our certificate of incorporation and by-laws do not authorize cumulative voting in the election of directors.

Other Matters.  The affirmative vote of a majority of the votes entitled to be cast by the holders of our Class A common stock and our Class B common stock whose shares are represented at our annual meeting in person or by proxy, voting together without regard to class, will be required to approve any other matter that properly comes before our annual meeting. As of March 20, 2006, we do not anticipate that any other matter will properly come before our annual meeting. Abstentions and shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner of or person otherwise entitled to vote the shares and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of any matter that properly comes before our annual meeting because each abstention and broker non-vote will not represent a vote for approval of the matter.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors for the election of our nominees for Class B directors.

Who will pay the costs of soliciting proxies on behalf of our board of directors?

We are making this solicitation and will pay the cost of soliciting proxies on behalf of our board of directors, including expenses of preparing and mailing this proxy statement. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person or by telephone or telegram by our regular officers and employees, none of whom will receive special compensation for such services. Upon request, we will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

STOCK OWNERSHIP

Who are the largest owners of our stock?

The following table identifies each person whom we know owns beneficially more than 5% of our outstanding Class A common stock or Class B common stock and states the percentage of total votes entitled to be cast by each. All information is as of February 27, 2006.

	Class A		Class B
	Shares	Percent of	Shares	Percent of
Name of Individual or	Beneficially	Class A	Beneficially	Class B	Percent of
Identity of Group	Owned	Common Stock	Owned	Common Stock	Total Votes

Donegal Mutual Insurance Company	5,968,411	41.8%	2,850,503	68.2%	61.4%
1195 River Road Marietta, PA 17547
Wells Fargo & Company(1)	1,682,526	11.8	—	—	3.0
420 Montgomery Street San Francisco, CA 94014

(1)	As reported in a Schedule 13G filed by Wells Fargo & Company with the Securities and Exchange Commission (the “SEC”) on behalf of its subsidiaries, Wells Capital Management Incorporated and Wells Fargo Bank, National Association.

How much of our stock do our directors and executive officers own?

The following table shows the amount and percentage of our outstanding Class A common stock and Class B common stock beneficially owned by each director, each nominee for director, each executive officer named in the Summary Compensation Table and all of our executive officers and directors as a group as of February 27, 2006, as well as the percentage of total votes entitled to be cast by them by reason of that beneficial ownership.

			Percent of	Class B	Percent of
	Class A Shares		Class A	Shares	Class B
	Beneficially		Common	Beneficially	Common	Percent of
Name of Individual or Identity of Group	Owned(1)		Stock(2)	Owned(1)	Stock(2)	Total Votes

Directors(3):
Donald H. Nikolaus	532,532	(4)	3.7%	139,022	3.3%	3.4%
Robert S. Bolinger	12,509	(5)	—	1,088	—	—
Patricia A. Gilmartin	5,556	(6)	—	552	—	—
Philip H. Glatfelter, II	11,542	(7)	—	2,457	—	—
John J. Lyons	34,557	(8)	—	666	—	—
R. Richard Sherbahn	8,487	(9)	—	508	—	—
Richard D. Wampler, II	3,966	(10)	—	—	—	—
Nominee for Director:
Jon M. Mahan	—		—	—	—	—
Executive Officers(11):
Robert G. Shenk	94,380	(12)	—	4,126	—	—
Cyril J. Greenya	47,104	(13)	—	616	—	—
Daniel J. Wagner	18,804	(14)	—	125	—	—
Jeffrey D. Miller	19,333	(15)	—	437	—	—
All directors and executive officers as a group (11 persons)	788,770	(16)	5.5%	149,597	3.6%	4.1%

(1)	Information furnished by each individual named. This table includes shares that are owned jointly, in whole or in part, with the person’s spouse, or individually by his or her spouse.

(2)	Less than 1% unless otherwise indicated.

(3)	Includes nominees for election at our annual meeting.

(4)	Includes 316,666 shares of Class A common stock that Mr. Nikolaus has the option to purchase under stock options granted by us that are currently exercisable and 66,930 shares of Class A common stock owned by a family foundation of which Mr. Nikolaus is trustee.

(5)	Includes 9,167 shares of Class A common stock Mr. Bolinger has the option to purchase under stock options granted by us that are currently exercisable.

(6)	Includes 2,500 shares of Class A common stock that Mrs. Gilmartin has the option to purchase under stock options granted by us that are currently exercisable.

(7)	Includes 5,167 shares of Class A common stock that Mr. Glatfelter has the option to purchase under stock options granted by us that are currently outstanding.

(8)	Includes 15,834 shares of Class A common stock Mr. Lyons has the option to purchase under stock options granted by us that are currently exercisable.

(9)	Includes 6,167 shares of Class A common stock that Mr. Sherbahn has the option to purchase under stock options granted by us that are currently exercisable.

(10)	Includes 2,500 shares of Class A common stock that Mr. Wampler has the option to purchase under stock options granted by us that are currently exercisable.

(11)	Excludes executive officers listed under “Directors.”

(12)	Includes 83,333 shares of Class A common stock that Mr. Shenk has the option to purchase under stock options granted by us that are currently exercisable.

(13)	Includes 45,000 shares of Class A common stock that Mr. Greenya has the option to purchase under stock options granted by us that are currently exercisable.

(14)	Includes 18,333 shares of Class A common stock that Mr. Wagner has the option to purchase under stock options granted by us that are currently exercisable.

(15)	Includes 18,333 shares of Class A common stock that Mr. Miller has the option to purchase under stock options granted by us that are currently exercisable.

(16)	Includes 523,001 shares of Class A common stock purchasable upon the exercise of options granted under stock options granted by us that are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our officers and directors, as well as persons who own 10% or more of a class of our equity securities, file reports of their ownership of our securities, as well as statements of changes in such ownership, with us and the SEC. Based upon written representations received by us from our officers, directors and 10% or greater stockholders, and our review of the statements of beneficial ownership changes filed with us by our officers, directors and 10% or greater stockholders during 2005, we believe that all such filings required during 2005 were made on a timely basis.

Our Relationship With Donegal Mutual

Donegal Mutual owns approximately 41.8% of our Class A common stock and approximately 68.2% of our Class B common stock. Our insurance operations are interrelated with the insurance operations of Donegal Mutual and, while maintaining the separate corporate existence of each company, we conduct the insurance business of our subsidiaries together with the insurance business of Donegal Mutual under the name Donegal Insurance Group. As such, we share the same business philosophy, management, employees and facilities as Donegal Mutual and offer the same types of insurance products.

We believe our relationship with Donegal Mutual offers us a number of competitive advantages, including:

•	Facilitating our stable management, consistent underwriting discipline, external growth and long-term profitability.

•	Creating operational and expense synergies from the combined resources and operating efficiencies of Donegal Mutual and us.

•	Enhancing our ability to affiliate with and, over a period of time, acquire other mutual insurance companies.

•	Producing more uniform and stable underwriting results from year to year than we could achieve on our own.

•	Giving Atlantic States, our largest insurance subsidiary, the benefit of a larger underwriting capacity by reason of the pooling agreement between Donegal Mutual and us.

All our officers are also officers of Donegal Mutual, four of our seven directors are directors of Donegal Mutual and one of our executive officers is a director of Donegal Mutual. We and Donegal Mutual maintain a coordinating committee, which consists of two of our directors who are not directors of Donegal Mutual and two of the directors of Donegal Mutual who are not directors of us. Under our and Donegal Mutual’s by-laws, any new agreement between Donegal Mutual and us and any proposed change in any existing agreement between Donegal Mutual and us must first be submitted for approval by our board of directors and the board of directors of Donegal Mutual and, if approved, submitted to the coordinating committee for its approval. The proposed new agreement or change in an existing agreement will receive coordinating committee approval only if both of our coordinating committee members conclude that the new agreement or change in an existing agreement is fair to us and our stockholders and if both of Donegal Mutual’s coordinating committee members conclude that the new agreement or change in an existing agreement is fair and equitable to Donegal Mutual and its policyholders. The coordinating committee also reviews annually all of the transactions between Donegal Mutual and us. The purpose of this provision is to protect the interests of our stockholders and the interests of the policyholders of Donegal Mutual. The coordinating committee meets on an as-needed basis. Our members on the coordinating committee are Robert S. Bolinger and John J. Lyons.

Donegal Mutual’s members on the coordinating committee are John E. Hiestand and Frederick W. Dreher. Mr. Hiestand, age 67, has been a director of Donegal Mutual since 1983, and has been a self-employed provider of insurance administrative services for more than five years. Mr. Hiestand beneficially owns 3,211 shares of our Class A common stock and 87 shares of our Class B common stock. Mr. Dreher, age 65, has been a director of Donegal Mutual since 1996, and has been a partner in the law firm of Duane Morris LLP since 1971. Mr. Dreher is also a director of Bay View Capital Corporation. Mr. Dreher beneficially owns 24,623 shares of our Class A common stock and 5,958 shares of our Class B common stock. See “Election of Directors — Certain Transactions.”

Donegal Mutual provides the personnel for three of our five insurance subsidiaries, Atlantic States, Southern and Le Mars. Expenses are allocated to Southern and Le Mars according to a time allocation and estimated usage agreement, and to Atlantic States in relation to the relative participation of Donegal Mutual and Atlantic States in the pooling agreement described below. Expenses allocated to us under the pooling agreement were $40,855,669 in 2005.

We lease office equipment and automobiles to Donegal Mutual. Donegal Mutual made lease payments to us of $950,543 in 2005.

Donegal Mutual and Atlantic States participate in an underwriting pool, whereby both companies are allocated a given percentage of their combined underwriting results, excluding certain intercompany reinsurance assumed by Donegal Mutual from our insurance subsidiaries. Atlantic States has a 70% share of the results of the pool and Donegal Mutual has a 30% share of the results of the pool. All premiums, losses, loss adjustment expenses and other underwriting expenses are prorated among Donegal Mutual and Atlantic States on the basis of their respective participation in the pool. The pooling agreement may be amended or terminated at the end of any calendar year by agreement of the parties, subject to approval by the boards of directors of Donegal Mutual and Atlantic States and by the coordinating committee. The allocations of pool participation percentages between Donegal Mutual and Atlantic States are based on the pool participants’ relative amounts of capital and surplus, expectations of future relative amounts of capital and surplus and our ability to raise capital for Atlantic States. Additional information describing the pooling agreement is contained in our 2005 Annual Report to Stockholders.

In addition to the pooling agreement and third-party reinsurance, our insurance subsidiaries have various on-going reinsurance agreements with Donegal Mutual. These agreements include:

•	catastrophe reinsurance agreements with Atlantic States, Le Mars and Southern;

•	an excess of loss reinsurance agreement with Southern;

•	a workers’ compensation reallocation agreement with Southern;

•	a quota-share reinsurance agreement with Peninsula (effective August 1, 2005); and

•	a quota-share reinsurance agreement with Southern (effective October 1, 2005).

The catastrophe and excess of loss reinsurance agreements are intended to lessen the effects of a single large loss, or an accumulation of smaller losses arising from one event, to levels that are appropriate given each subsidiary’s size, underwriting profile and surplus position.

Donegal Mutual and Southern have a workers’ compensation reallocation agreement whereby the results of the workers’ compensation business written by Southern as part of commercial accounts are reallocated to

Donegal Mutual to the extent that the workers’ compensation loss ratio of Southern exceeds the workers’ compensation loss ratio of our insurance subsidiaries and Donegal Mutual.

Donegal Mutual and Peninsula have a quota-share reinsurance agreement that is intended to transfer to Donegal Mutual 100% of the premiums and losses related to the Pennsylvania workers’ compensation product line of Peninsula, which provides the availability of an additional workers’ compensation tier to Donegal Mutual’s commercial accounts in Pennsylvania.

Donegal Mutual and Southern have a quota-share reinsurance agreement that is intended to transfer to Southern 100% of the premiums and losses related to certain personal lines products offered in Virginia by Donegal Mutual through the use of its automated policy quoting and issuance system.

Southern and Le Mars also have 100% retrocessional agreements with Donegal Mutual that are intended to provide Southern and Le Mars with the same A.M. Best rating, currently A (Excellent), as Donegal Mutual, a rating that Southern and Le Mars might not be able to achieve if this agreement were not in effect. The retrocessional agreements do not otherwise provide for pooling or reinsurance with or by Donegal Mutual and do not transfer insurance risk.

We own 48.1% and Donegal Mutual owns 51.9% of Donegal Financial Services Corporation, the holding company for Province Bank FSB (“Province Bank”), a federal savings bank with offices in Marietta, Columbia and Lancaster, Pennsylvania. We and Donegal Mutual conduct banking operations in the ordinary course of business with Province Bank.

Donegal Mutual and Province Bank are parties to a lease whereby Province Bank leases 3,600 square feet in one of Donegal Mutual’s buildings located in Marietta, Pennsylvania from Donegal Mutual and Donegal Financial Services Corporation is a party to a lease with Province Bank whereby Province Bank leases 3,000 square feet of space in a building in Lancaster, Pennsylvania, in each case for an annual rent based on an independent appraisal. Donegal Mutual and Province Bank are also parties to an Administrative Services Agreement whereby Donegal Mutual is obligated to provide various human resource services, principally payroll and employee benefits administration, administrative support, facility and equipment maintenance services and purchasing, to Province Bank, subject to the overall limitation that the costs to be charged by Donegal Mutual may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations specified in the Administrative Services Agreement.

Householding

Beginning with any meeting of stockholders held after May 31, 2006, unless we have received contrary instructions, we will on a continuing basis send a single copy of the annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps us to reduce our expenses.

If you would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

If your shares are registered in your own name, please contact our transfer agent and inform them of your request to revoke or institute householding by calling them at Computershare Trust Company (800) 317-4445 or writing to them at Computershare Trust Company, N.A., P.O. Box 43069, Providence, Rhode Island 02940-3069. Within 30 days of your revocation, we will send individual documents.

If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

ITEM 1 — ELECTION OF CLASS B DIRECTORS

Introduction

The election of our directors by our stockholders is governed by the Delaware General Corporation Law, the Pennsylvania Insurance Holding Companies Act (the “Holding Companies Act”) and our by-laws. The following discussion summarizes these provisions and describes the process our nominating committee follows in connection with the nomination of candidates for election as directors by the holders of our Class A common stock and Class B common stock.

Background of Our Nominating Committee

Section 1405(c)(4) of the Holding Companies Act provides that the board of directors of a domestic insurer or a company controlling a domestic insurer, which we are, shall establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer and who are not beneficial owners of a controlling interest in the voting stock of the insurer or any such entity, and that such committee or committees shall have responsibility for recommending the selection of the insurer’s independent certified public accountants, reviewing the insurer’s financial condition, the scope and results of the insurer’s independent audit and any internal audit, nominating candidates for election as directors by stockholders, evaluating the performance of officers deemed to be principal officers of the insurer and recommending to the insurer’s board of directors the selection and compensation of the principal officers.

Section 3.17 of our by-laws is consistent with this statutory provision and provides that:

•	our board of directors shall annually appoint a nominating committee that shall consist of not less than two directors who are not our officers or employees of any entity controlling, controlled by or under common control with us and who are not beneficial owners of a controlling interest in us; and

•	the nominating committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election as directors by our stockholders.

In accordance with these by-law provisions, on April 21, 2005 our board of directors appointed a nominating committee consisting of R. Richard Sherbahn and Philip H. Glatfelter, II. Neither Mr. Sherbahn nor Mr. Glatfelter is an executive officer of Donegal Mutual or us or a beneficial owner of a controlling interest in Donegal Mutual or us.

Nominating Procedures

Under Section 2.3 of our by-laws, nominations of candidates for election as directors by our stockholders are to be made exclusively by our nominating committee. Our nominating committee will also consider director candidates recommended by stockholders in accordance with the advance notice procedures set forth in Section 2.3 of our by-laws. These procedures are described under “Stockholder Proposals” in this proxy statement. Our nominating committee may also consider director candidates proposed by our management. We have not utilized third-party executive search firms to identify candidates for director.

With the exception of applicable regulations of the SEC, the listing application standards of the Nasdaq Stock Marketsm (“Nasdaq”) and the Holding Companies Act, our nominating committee does not have any specific, minimum qualifications for candidates for election to our board of directors, and our nominating committee may take into account such factors as it deems appropriate. Our nominating committee examines the specific attributes of candidates for election to our board of directors and also considers the judgment, skill, diversity, business experience, the interplay of the candidate’s experience with the experience of the other members of our board of directors and the extent to which the candidate would contribute to the overall effectiveness of our board of directors.

Our nominating committee utilizes the following process in identifying and evaluating candidates for election as members of our board of directors:

•	Evaluation of the performance and qualifications of the members of our board of directors whose term of office will expire at the forthcoming annual meeting of stockholders and determination of whether they should be nominated for re-election.

•	Consideration of the suitability of the candidates for election, including incumbent directors.

•	Review of the qualifications of any candidates proposed by stockholders in accordance with our by-laws, candidates proposed by management and candidates proposed by individual members of our board of directors.

•	After such review and consideration, our nominating committee meets and proposes a slate of candidates for election at the forthcoming annual meeting of stockholders.

Actions Taken by Our Nominating Committee

Our nominating committee met on March 10, 2006 for the purpose of evaluating the performance and qualifications of the members of our board of directors and nominating candidates for election as directors by our stockholders at our annual meeting. After considering the performance and qualifications of the members of our board of directors during 2005, our nominating committee nominated the persons named below. On March 10, 2006, our board of directors accepted the report of our nominating committee and approved the nomination by our nominating committee of the persons named below.

Candidates for Election

Our board of directors currently consists of seven members, and will increase to eight members at the time of our annual meeting. Each director is elected for a three-year term and until his successor has been duly elected. The current three-year terms of our directors expire in the years 2006, 2007 and 2008, respectively.

Three Class B directors are to be elected at our annual meeting. Unless otherwise instructed, the proxies solicited by our board of directors will be voted for the election of the three nominees named below. The Class B nominees are currently directors, with the exception of Mr. Mahan.

If any of the nominees becomes unavailable for any reason, the proxies intend to vote for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on our board of directors for any reason may be filled by a majority of our directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

Our board of directors recommends a vote FOR the election of the nominees named below.

The names of the nominees for Class B director, and the Class C directors and Class A directors who will continue in office after our annual meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

Nominees for Election as Class B Directors

		Director	Year Term
Name	Age	Since	Will Expire*

Donald H. Nikolaus	63	1986	2009
Richard D. Wampler, II	65	2004	2009
Jon M. Mahan	36	—	2009

*	If elected at our annual meeting

Directors Continuing in Office

Class C Directors

		Director	Year Term
Name	Age	Since	Will Expire

R. Richard Sherbahn	77	1986	2007
John J. Lyons	66	2001	2007

Class A Directors

		Director	Year Term
Name	Age	Since	Will Expire

Robert S. Bolinger	69	1986	2008
Patricia A. Gilmartin	66	1986	2008
Philip H. Glatfelter, II	76	1986	2008

Mr. Bolinger retired in 2001 as Chairman and Chief Executive Officer of Susquehanna Bancshares, Inc., a position he held since 1982.

Mrs. Gilmartin has been an employee since 1969 of Donegal Insurance Agency, which has no affiliation with us, except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from our insurance subsidiaries and Donegal Mutual in accordance with their standard commission schedules and agency contracts. Mrs. Gilmartin has been a director of Donegal Mutual since 1979.

Mr. Glatfelter retired in 1989 as a Vice President of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of Donegal Mutual since 1981, was Vice Chairman of Donegal Mutual from 1991 to 2001 and has been our Chairman of the Board and Chairman of the Board of Donegal Mutual since 2001.

Mr. Lyons has been President and Chief Operating Officer of Keefe Managers, Inc., a manager of private investment funds, since February 1999. In his capacity as a professional bank consultant, Mr. Lyons served (a) from September 1997 to February 1999 as President and Chief Executive Officer of Gateway American Bank of Florida, Fort Lauderdale, Florida, (b) from August 1996 to April 1997, as President and Chief Executive Officer of Regent National Bank, Philadelphia, Pennsylvania, (c) from April 1995 to August 1996, as President and Chief Executive Officer and a director of Monarch Savings Bank, FSB, Clark, New Jersey and (d) from December 1993 until April 1995, as President and Chief Executive Officer of Jupiter Tequesta National Bank, Tequesta, Florida. Mr. Lyons was Vice Chairman of Advest, Inc. during 1993 and from 1989 through 1993 was a member of its board of directors.

Mr. Mahan has been a Managing Director in the Investment Banking Division of Stifel Nicolaus (and, previously, Legg Mason Wood Walker, Incorporated, prior to the acquisition of the Legg Mason Capital Markets Division by Stifel Nicolaus on December 1, 2005), where he originates and executes exclusive sale assignments, buyside transactions, public and private equity and debt financings and various other strategic advisory assignments across a broad range of industries since April 2004. Mr. Mahan joined Legg Mason in 1996, and served as a principal from 2001 to 2004.

Mr. Nikolaus has been President and Chief Executive Officer of Donegal Mutual since 1981 and a director of Donegal Mutual since 1972. He has been our President and Chief Executive Officer since 1986. Mr. Nikolaus also serves as the Chairman and Chief Executive Officer of Province Bank and as Chairman or President of each of our insurance subsidiaries. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972.

Mr. Sherbahn has owned and operated Sherbahn Associates, Inc., a life insurance and financial planning firm, since 1974. Mr. Sherbahn has been a director of Donegal Mutual since 1967.

Richard D. Wampler, II is a certified public accountant and is a retired principal of the accounting firm of Brown Schultz Sheridan & Fritz, a position held from October 1, 1998 to June 30, 2005. For 28 years prior thereto, he was a partner in the accounting firm of KPMG LLP.

Corporate Governance

The SEC has adopted regulations and Nasdaq has adopted changes to its listing qualification standards that became effective in 2004 and that relate to our corporate governance. Our board of directors has adopted new standards and practices in order to comply with those regulations that apply to us.

We are a “controlled company” as defined in Rule 4350(c)(3) of Nasdaq’s listing qualification standards because Donegal Mutual owns and holds more than 50% of our voting power. See “Stock Ownership.” Therefore, we are exempt from the requirements of Rule 4350(c) with respect to having:

•	a majority of the members of our board of directors be independent;

•	our compensation and nominating committees being comprised solely of independent directors;

•	the compensation of our executive officers being determined by a majority of our independent directors or a compensation committee comprised solely of independent directors; and

•	director nominees being selected or recommended for selection by our board of directors, either by a majority of our independent directors or by a nominating committee comprised solely of independent directors.

Our Board of Directors and Its Committees

Our board of directors met seven times in 2005. Our board of directors has an executive committee, an audit committee, a nominating committee, a compensation committee and, together with Donegal Mutual, a four-member coordinating committee.

Executive Committee

Our executive committee met 14 times in 2005. Messrs. Nikolaus, Sherbahn and Glatfelter are the members of our executive committee. Our executive committee has the authority to take all action that can be taken by our full board of directors, consistent with Delaware law, between meetings of our board of directors.

Audit Committee

Our audit committee, which consists of Messrs. Bolinger, Lyons and Wampler, met eight times in 2005. Each member of our audit committee is independent within the meaning of the rules of Nasdaq and of the SEC. Consistent with Section 1405(c)(4) of the Holding Companies Act and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), our audit committee has responsibility for:

•	the selection of our independent registered public accounting firm;

•	reviewing the scope and results of our audit by our independent registered public accounting firm;

•	reviewing related party transactions; and

•	reviewing the adequacy of our accounting, financial, internal and operating controls.

Our audit committee operates pursuant to a written charter, the full text of which may be viewed on our website at: http://www.donegalgroup.com. Our audit committee reviews its charter annually.

Nominating Committee

Our nominating committee, the members of which are Messrs. Sherbahn and Glatfelter, met once in 2005. Mr. Dreher, in his capacity as one of Donegal Mutual’s coordinating committee members, consults with our nominating committee on behalf of Donegal Mutual. Our by-laws are consistent with Section 1405(c)(4) of the Holding Companies Act and provide that our nominating committee has responsibility for:

•	identification of individuals believed to be qualified to become members of our board of directors and to recommend to our board of directors nominees to stand for election as directors;

•	identification of members of our board of directors qualified to serve on the various committees of our board of directors;

•	evaluation of the procedures and processes by which the committees of our board of directors conduct a self-evaluation of their performance; and

•	provision to our board of directors of an annual performance evaluation of our nominating committee.

Our nominating committee operates pursuant to a written charter, the full text of which may be viewed on our website at http://www.donegalgroup.com. Our nominating committee reviews its charter annually.

Compensation Committee

Our compensation committee consists of Messrs. Sherbahn and Glatfelter and met twice in 2005. Mr. Dreher, in his capacity as one of Donegal Mutual’s coordinating committee members, consults with our compensation committee on behalf of Donegal Mutual. Our by-laws are consistent with Section 1405(c)(4) of the Holding Companies Act and provide that our compensation committee has responsibility for:

•	the annual review of the compensation of our executive officers;

•	the provision of annual compensation recommendations to our board of directors for all of our officers;

•	the determination of employees who participate in our employee stock option plans and the provision of recommendations to our board of directors as to individual stock option grants; and

•	the general oversight of our employee benefit plans.

DIRECTOR — STOCKHOLDER COMMUNICATIONS

Our stockholders may communicate with our board of directors through our Secretary. Stockholders who wish to communicate with any of our directors may do so by sending their communication in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, care of our Secretary, Sheri O. Smith, at our headquarters, 1195 River Road, Marietta, Pennsylvania 17547. All such communications that are received by our Secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

We actively encourage our directors to attend our annual meetings of stockholders because we believe director attendance at our annual meetings provides our stockholders with an opportunity to communicate with the members of our board of directors. All of our directors attended our annual meeting of stockholders in 2005.

Compensation of Directors

Our directors and the directors of Donegal Mutual were paid an annual retainer of $24,000 in 2005. Directors who are members of committees received $250 in 2005 for each committee meeting attended, with the exception of our Audit Committee for which the fee is $500 per meeting. If a director serves on our board of directors and the board of directors of Donegal Mutual, the director receives only one annual retainer. In such event, the retainer is allocated 30% to Donegal Mutual and 70% to us.

Pursuant to our 2001 Equity Incentive Plan for Directors (the “2001 Director Plan”), each of our directors and each director of Donegal Mutual receives an annual restricted stock award of 233 shares of our Class A common stock, provided that the director served as a member of our board of directors or the board of directors of Donegal Mutual during any portion of the preceding calendar year. Donegal Mutual reimburses us for the cost of the options granted to directors of Donegal Mutual who are not also our directors. Pursuant to our 2001 Director Plan, each of our outside directors and each outside director of Donegal Mutual is also eligible to receive non-qualified options to purchase shares of our common stock in an amount determined by our board of directors from time to time.

EXECUTIVE COMPENSATION

The following table shows the compensation we and Donegal Mutual paid during each of the three fiscal years ended December 31, 2005 for services rendered in all capacities to our chief executive officer and our four other most highly compensated executive officers whose compensation exceeded $100,000 in our fiscal year ended December 31, 2005.

Summary Compensation Table

	Annual Compensation(1)			Long-Term Compensation Awards
					Securities
					Underlying
					Options (#)
				Restricted	As Restated
				Stock	for Stock	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Split	Compensation ($)

Donald H. Nikolaus,	2005	510,000	892,000	4,013	175,000	78,189	(2)
President and Chief	2004	470,000	570,500	3,853	—	76,819
Executive Officer	2003	430,000	368,500	1,881	200,000	43,744
Robert G. Shenk,	2005	205,000	115,000	—	30,000	10,396	(2)
Senior Vice President, Claims	2004	196,000	86,000	—	—	9,680
	2003	188,000	70,000	—	40,000	12,969
Cyril J. Greenya,	2005	150,000	105,000	—	25,000	10,722	(2)
Senior Vice President and	2004	138,000	70,000	—	—	9,095
Chief Underwriting Officer	2003	130,000	50,000	—	26,667	13,218
Daniel J. Wagner,	2005	150,000	105,000	—	25,000	9,011	(2)
Senior Vice President and	2004	137,000	62,000	—	—	8,506
Treasurer	2003	129,600	46,000	—	20,000	11,934
Jeffrey D. Miller(3)	2005	150,000	105,000	—	25,000	8,700	(2)
Senior Vice President and Chief Financial Officer

(1)	All compensation of our officers is paid by Donegal Mutual. Pursuant to the terms of an intercompany allocation agreement between Donegal Mutual and us, we are charged for 70% of all such compensation.

(2)	In the case of Mr. Nikolaus, the total shown also includes premiums of $4,356, $3,564 and $6,613 paid under a term life insurance policy during 2005, 2004 and 2003, respectively, and directors and committee meeting fees of $29,500, $30,353 and $25,131 during 2005, 2004 and 2003, respectively. In the case of Messrs. Shenk, Greenya, Wagner and Miller, the totals shown also include term life insurance premiums of $1,063, $2,178, $330 and $330, respectively, during 2005, $1,013, $1,295, $299 and $0, respectively, during 2004 and $969, $1,218, $282 and $0, respectively, during 2003.

(3)	Mr. Miller became an executive officer on April 21, 2005.

During 2005, we granted options to purchase our Class A common stock to the persons named in the Summary Compensation Table as shown in the above table.

The following tables show information with respect to options exercised during the year ended December 31, 2005 and unexercised options held on December 31, 2005 by the persons named in the Summary Compensation Table and the status of their options at December 31, 2005.

Options Exercised and Values for Fiscal Year 2005

			Number of Securities		Value of Unexercised
	Shares		Underlying Options at		In-the-Money Options at
	Acquired	Value	Fiscal Year End		Fiscal Year End
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald H. Nikolaus	75,000	$957,750	258,333	175,000	$3,846,912	$565,250
Robert G. Shenk	—	—	73,333	30,000	1,066,822	96,900
Cyril J. Greenya	10,000	120,144	36,667	25,000	543,438	80,750
Daniel J. Wagner	10,000	142,700	10,000	25,000	152,300	80,750
Jeffrey D. Miller	10,000	142,700	10,000	25,000	152,300	80,750

Certain Transactions

Donald H. Nikolaus, our President and a director and President and a director of Donegal Mutual, is also a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to Donegal Mutual since 1970 and to us since 1986, principally in connection with the defense of claims litigation arising in Lancaster, Dauphin and York counties of Pennsylvania. Such firm is paid its customary fees for such services. Those fees were $420,169 in 2005 and $441,719 in 2004.

Patricia A. Gilmartin, a director and a director of Donegal Mutual, is an employee of Donegal Insurance Agency, which has no affiliation with us except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from our subsidiaries and Donegal Mutual in accordance with their standard commission schedules and agency contracts.

Frederick W. Dreher, a director of Donegal Mutual and one of Donegal Mutual’s representatives on our coordinating committee, is a partner in the law firm of Duane Morris LLP, which represents us and Donegal Mutual in certain legal matters. Such firm is paid its customary fees for such services. Those fees were $519,463 in 2005 and $561,519 in 2004.

Most of our directors and officers are affiliated with Donegal Mutual, our majority stockholder, with whom we have a variety of inter-company agreements providing for, among other things, pooling of underwriting results and reinsurance and expense sharing. See “Stock Ownership — Our Relationship with Donegal Mutual.”

Report of Our Compensation Committee

The following report of our compensation committee and the performance graph that immediately follows that report do not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing by us under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate the report or the performance graph by reference therein.

Under the rules established by the SEC, we are required to provide certain information about the compensation and benefits provided to our Chief Executive Officer and our other executive officers listed in the Summary Compensation Table. The disclosure requirements as to those officers include the use of specified tables and a report of our compensation committee reviewing the factors that resulted in compensation decisions affecting these officers and our other executive officers. Our compensation committee has furnished the following report in fulfillment of the SEC’s requirements.

Our compensation committee reviews our general compensation policies, including the compensation plans and compensation levels for our executive officers, and administers our equity incentive plans and our cash incentive compensation program in which our executive officers participate. No members of our compensation committee are former or current officers of ours, or have other interlocking relationships, as defined by the SEC.

Compensation of our executive officers has two principal elements: (i) an annual portion, consisting of a base salary that is reviewed annually and cash bonuses based on our annual underwriting results, and (ii) a long-term portion, consisting of stock options. In general, our executive compensation programs have been designed to:

•	attract and retain executive officers who contribute to our long-term success;

•	motivate key senior executive officers to achieve strategic business objectives and reward them for the achievement of these objectives; and

•	support a compensation policy that differentiates in compensation amounts based on corporate and individual performance and responsibilities.

A major component of our compensation policy, which has been approved by our compensation committee, is that a significant portion of the aggregate annual compensation of our senior officers should be based upon our annual underwriting results, the achievement of our other business and financial objectives and the contribution of the individual officer. For a number of years, we have maintained a cash incentive compensation program for our senior officers. This program provides a formula pursuant to which a fixed percentage of our underwriting results for the year is computed, as specified in the program, and then allocated on a discretionary basis among our senior officers selected to participate in the program for the particular year. The identity of our senior officers selected to participate in the program for the particular year as well as their participation in the amount determined by application of the fixed formula is based upon recommendations submitted by our executive officers to our compensation committee. Our compensation committee reviews those recommendations and fixes the percentage participation of our senior officers in the program. Because of our success in maintaining a better than industry average combined ratio, in 2005 we made the attainment of bonuses based on our underwriting performance more stringent. Our executive officers named in the Summary Compensation Table in this proxy statement received total payments of $1,322,000 under our cash incentive compensation program for 2005, based on our combined ratio of 89.5% and our statutory underwriting gain of $29.8 million in 2005. Our executive officers named in the Summary Compensation Table in our proxy statement for our 2005 annual meeting of stockholders received total payments of $788,500 under our cash incentive compensation program for 2004 based on our combined ratio of 93.1% and our statutory underwriting gain of $17.6 million in 2004. Because the payments under our cash incentive compensation plan reflect our underwriting results, our compensation committee believes that the amount of the incentive payments are tied directly to our performance.

The principal factors we considered when we established our cash incentive compensation program were:

•	achievement of our long-term underwriting objectives; and

•	our long-term underwriting results compared to the long-term underwriting results of other property and casualty insurance companies.

In determining the total compensation of Mr. Nikolaus as our Chief Executive Officer in 2005, our compensation committee conducted a subjective analysis of Mr. Nikolaus’ leadership and performance as well as the following objective factors:

•	our continued better-than-industry underwriting results evidenced by our statutory combined ratios of 93.8%, 91.0% and 88.2% for 2003, 2004 and 2005, respectively, compared to industry combined ratios of 100.1%, 97.6% and 102% for the industry as reported or projected by A.M. Best Company;

•	the successful maintenance of our cost control program initiated in 1999, which has resulted in a GAAP expense ratio of 32.1% in 2005 compared to 36.6% in 1999;

•	the development of our executive officers;

•	our consistent growth with premiums earned of $196.8 million, $265.8 million and $294.5 million for 2003, 2004 and 2005, respectively; and

•	our acquisition of the renewal rights to the automobile and homeowners’ lines of business of Shelby Insurance Company in Pennsylvania, Tennessee and Alabama on terms that permit us to maintain our underwriting and agency appointment standards.

Our executive officers participate in our equity incentive plans, under which stock options are granted from time to time at not less than the fair market value of our common stock on the date of grant. The options typically vest over three years. The primary purpose of our equity incentive plans is to provide an incentive for our long-term performance. These stock options provide an incentive for the creation of stockholder value over the long term because the full benefit of the options can be realized only if the price of our common stock appreciates over time. Options to purchase 280,000 shares of our Class A common stock were granted to our executive officers during 2005.

Based upon all of the foregoing factors, our compensation committee believes the compensation of Mr. Nikolaus and our other executive officers was reasonable in view of:

•	our performance and the contribution of those officers to that performance in 2005; and

•	our performance in 2005 compared to our performance in 2004 and to the performance of other property and casualty insurance companies in 2005.

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to publicly held companies for compensation of more than $1.0 million paid to a company’s chief executive officer or any executive officer named in its Summary Compensation Table. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The policy of our compensation committee is to structure the compensation of our executive officers, including Mr. Nikolaus, to avoid the loss of the deductibility of any compensation, although Section 162(m) will not preclude our compensation committee from awarding compensation in excess of $1.0 million, if it should be warranted in the future. We believe that Section 162(m) will not have any effect on the deductibility of the compensation of Mr. Nikolaus and the other executive officers named in the Summary Compensation Table for 2005 because a substantial portion of their compensation is performance-based.

Submitted by:

Compensation Committee

R. Richard Sherbahn
Philip H. Glatfelter, II

March 10, 2006

Comparison of Total Return on Our
Common Stock with Certain Averages

The following graph provides an indicator of cumulative total stockholder returns on our common stock compared to the Russell 2000 Index and a peer group of property and casualty insurance companies selected by Value Line, Inc. The members of the peer group are as follows: 21st Century Insurance Group, Acceptance Insurance Companies, Inc., ACE Limited, ACMAT Corp., Allstate Corp., American Financial Group Inc., American Safety Insurance Holdings Ltd., Amerisafe, Inc., Anthony Clark International Insurance Brokers Ltd., Arch Capital Group Ltd., Argonaut Group, Inc., Aspen Insurance Holdings Ltd., AssuranceAmerica Corp., Baldwin & Lyons, Inc., Capital Title Group, Inc., Chubb Corp., Cincinnati Financial Corporation., CNA Surety Corp., CRM Holdings Ltd., Cumberland Technologies Inc., Donegal Group Inc., EMC Insurance Group, Inc., Erie Indemnity Company, Everest Re Group Ltd., Fairfax Financial Holdings Ltd., Fidelity National Financial Inc., GAINSCO Inc., Harleysville Group Inc., HCC Insurance Holdings Inc., Industrial Alliance Insurance & Financial Services Inc., IPC Holdings Ltd., James River Group, Inc., KingThomason Group Inc., Markel

Corporation, Meadowbrook Insurance Group, Inc., Merchants Group, Inc., Mercury General Corporation, The Midland Company, MIIX Group, Inc., National Atlantic Holdings Corporation, National Interstate Corporation, Odyssey Re Holdings Corp., Ohio Casualty Corporation, Old Republic International Corporation, PartnerRe Ltd., Philadelphia Consolidated Holding Corp., Pico Holdings, Inc., PMA Capital Corporation, The PMI Group, Inc., ProCentury Corporation, The Progressive Corporation, PXRE Group Ltd., RenaissanceRe Holdings Ltd., Republic Companies Group, Inc., RLI Corp., RTW, Inc., Safeco Corporation, SCPIE Holdings Inc., SeaBright Insurance Holdings, Inc., Selective Insurance Group, Inc., The St. Paul Travelers Companies, Inc., State Auto Financial Corporation, Sun Life Financial Services of Canada Inc., The Hanover Insurance Group, Inc., Tower Group, Inc., TransAtlantic Holdings, Inc., U.S.I. Holdings Corporation, United Fire & Casualty Company, W.R. Berkley Corporation, XL Capital Ltd and Zenith National Insurance Corp.

Comparison of Five-Year Cumulative Total Return*
Donegal Group Inc., Donegal Group Inc. ‘A’**, Donegal Group Inc. ‘B’**, Russell 2000 Index and
Value Line Insurance (Prop/Casualty)
(Performance Results Through 12/31/05)

	2000	4/19/2001	2001	2002	2003	2004	2005
Donegal Group Inc.	100.00	113.25
Donegal Group Inc. ‘A’**	100.00		95.84	102.86	217.04	230.93	318.41
Donegal Group Inc. ‘B’**	100.00		115.52	127.00	223.81	263.94	342.48
Russell 2000 Index	100.00		101.03	79.23	115.18	134.75	139.23
Insurance (Prop/Casualty)	100.00		104.04	107.73	136.27	152.29	168.92

Assumes $100 invested at the close of trading on 12/00 in the Russell 2000 Index, the Value Line Insurance (Property/Casualty) and Donegal Group Inc. common stock and gives effect to a one-for-three reverse split of the Company’s Class B common stock and issuance, as a dividend, of two shares of Class A common stock for each share of Class B common stock as of April 19, 2001. Assumes reinvestment of dividends.

*Cumulative total return assumes reinvestment of dividends.

**As of April 19, 2001

AUDIT AND NON-AUDIT FEES

Our audit committee approves the fees and other significant compensation to be paid to our independent registered public accountants for the purpose of preparing or issuing an audit report or related work. Our audit committee also preapproves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for us by our independent registered public accountants, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegated to our audit committee Chair preapproval authority for non-audit services up to $25,000 subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with KPMG LLP the following fees for services rendered for the 2004 and 2005 fiscal years and considered the compatibility of non-audit services with KPMG LLP’s independence.

Audit Fees.  KPMG LLP, our independent registered public accountants, billed us $1,192,550 and $795,750 in the aggregate for the fiscal years ended December 31, 2004 and 2005, respectively, in connection with (i) the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2004 and 2005, (ii) the reviews of our consolidated financial statements included in our Form 10-Q quarterly reports and (iii) services performed in connection with filings of registration statements and offerings.

Audit-Related Fees.  We did not pay any audit-related fees to KPMG LLP during 2004 or 2005.

Tax Fees.  We did not pay any tax fees to KPMG LLP during 2004 or 2005.

All Other Fees.  The aggregate fees billed by KPMG LLP for all other services were $45,000 and $55,000 for statutory actuarial reviews during the fiscal years ended December 31, 2004 and 2005, respectively.

Report of Our Audit Committee

The following report of our audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act or the Securities Exchange Act, except to the extent we specifically incorporate this report be reference therein.

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of our audit committee members satisfies the independence requirements of Exchange Act Rule 10A-3 and Nasdaq Rule 4200(a)(15) and complies with the financial literacy requirements thereof. Our board of directors has determined that all three members of our audit committee, Messrs. Bolinger, Lyons and Wampler, satisfy the financial expertise requirements and have the requisite experience as defined by the SEC’s rules. Our board of directors adopted a written charter for our audit committee on June 13, 2000 and amended such charter on March 19, 2004 to comply with new Nasdaq rules. The full text of the audit committee Charter as currently in effect can be viewed on our website at http://www.donegalgroup.com. Our audit committee reviews and reassesses the adequacy of the charter on an annual basis.

The charter of our audit committee specifies that the purpose of our audit committee is to assist our board of directors in:

•	the oversight of our accounting and financial reporting processes and the audits of our financial statements;

•	the preparation of the annual report of our audit committee required by the disclosure rules of the SEC;

•	the oversight of the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	evaluating the qualifications and independence of our independent registered public accountants;

•	the retention of our independent registered public accountants;

•	evaluating the adequacy of our system of internal controls; and

•	evaluating the performance of our independent registered public accountants and of our internal audit function.

In carrying out these responsibilities, our audit committee, among other things:

•	monitors preparation of quarterly and annual financial reports by our management;

•	supervises the relationship between us and our independent registered public accountants, including having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services and confirming the independence of the independent registered public accountants; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of our policies relating to legal and regulatory compliance, ethics and conflicts of interest and review of our internal audit program.

Our audit committee met eight times during 2005. Our audit committee schedules its meetings in order to have sufficient time to devote appropriate attention to all of its tasks. When it deems it appropriate, our audit committee holds meetings with our independent registered public accountants and with our internal auditors in executive sessions at which our management is not present.

As part of its oversight of our financial reporting process, our audit committee reviews all annual and quarterly financial statements and discusses them with our independent registered public accountants and with management prior to the issuance of the statements. During 2005, management and our independent registered public accountants advised our audit committee that each of our financial statements had been prepared in accordance with generally accepted accounting principles, and they reviewed significant accounting and disclosure issues with our audit committee. These reviews included discussion with our independent registered public accountants as to the matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Communication with Audit Committees), including the accounting principles we employ, the reasonableness of significant judgments made by management and the adequacy of the disclosures in our financial statements. Our audit committee discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP to our audit committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control system. Our audit committee, as part of this process, analyzed steps taken to implement recommended improvements in our internal control procedures.

Based on our audit committee’s reviews and discussions as described above, the members of our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Submitted by:

Audit Committee

Robert S. Bolinger
John J. Lyons
Richard D. Wampler, II

March 10, 2006

STOCKHOLDER PROPOSALS

Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2007 annual meeting of stockholders must deliver such proposal in writing to our Secretary at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547, not later than November 20, 2006.

Pursuant to Section 2.3 of our by-laws, if a stockholder wishes to present at our 2007 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors for consideration by the nominating committee of our board of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in our by-laws, which are summarized below. Written notice of any such proposal containing the information required under our by-laws, as described herein, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the nominating committee to the attention of our Secretary, for nomination proposals only, or to the attention of our Secretary for all other matters, at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547 during the period commencing on November 20, 2006 and ending on December  20, 2006.

A written proposal of nomination for a director must set forth:

•	the name and address of the stockholder who intends to make the nomination (the “Nominating Stockholder”);

•	the name, age, business address and, if known, residence address of each person so proposed;

•	the principal occupation or employment of each person so proposed for the past five years;

•	the number of shares of our capital stock beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock;

•	a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person’s proposal for nomination and election as a director and actions to be proposed or taken by such person as a director;

•	the written consent of each person so proposed to serve as a director if nominated and elected as a director; and

•	such other information regarding each such person as would be required under the proxy rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed.

Only candidates nominated by stockholders for election as a member of our board of directors in accordance with our by-law provisions as summarized herein will be eligible for consideration by the nominating committee to be nominated for election as a member of our board of directors at our 2007 annual meeting of stockholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at our 2007 annual meeting of stockholders.

A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in accordance with the by-law provisions summarized above will be eligible for presentation at our 2007 annual meeting of stockholders, and any matter not submitted to our board of directors in accordance with such provisions will not be considered or acted upon at our 2007 annual meeting of stockholders.

OTHER MATTERS

Our board of directors does not know of any matters to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of our board of directors,

Donald H. Nikolaus,
President and Chief Executive Officer

March 20, 2006

SKU # 9794-PS-06

     Donegal Group Inc.

☐	Mark this box with an X if you have made changes to your name or address details above.

 Annual Meeting Proxy Card

 A Election of Directors
This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the nominees for Class B Director.
1. The Board of Directors recommends a vote FOR the listed nominees for Class B Director.

	For	Withhold		For	Withhold		For	Withhold
01 — Donald H. Nikolaus	☐	☐	02 — Richard D. Wampler, II	☐	☐	03 — Jon M. Mahan	☐	☐
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement or continuation thereof.
B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
This proxy should be dated, signed by the stockholder exactly as his or her name appears hereon and returned promptly to Computershare in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — Donegal Group Inc.

Annual Meeting of Stockholders to be held April 20, 2006
This proxy is solicited on behalf of the Board of Directors.
The undersigned hereby appoints Daniel J. Wagner and Jeffrey D. Miller, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 1195 River Road, Marietta, Pennsylvania 17547, on April 20, 2006 at 10:00 a.m., and at any adjournment, postponement or continuation thereof, as set forth on the reverse side of this proxy card.
You are encouraged to specify your choice by marking the appropriate box. SEE REVERSE SIDE.